As filed with the Securities and Exchange Commission on December 23, 2010
     Registration No.             -

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HENRY SCHEIN, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	11-3136595
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

135 Duryea Road
Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Henry Schein, Inc. 401(k) Savings Plan
Henry Schein, Inc. Deferred Compensation Plan
(Full Title of the Plan)

Michael S. Ettinger, Esq.	Copies of all communications to:
Senior Vice President, General Counsel and Secretary	Steven L. Kirshenbaum, Esq.
Henry Schein, Inc.	Proskauer Rose LLP
135 Duryea Road	1585 Broadway
Melville, New York 11747	New York, New York 10036
(Name and Address of Agent for Service)	(212) 969-3000
(631) 843-5500
(Telephone Number, Including Area Code, of Agent For
Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount
Title Of Class Of Securities	Amount To Be	Offering Price	Aggregate	Of
To Be Registered	Registered(1)	Per Share	Offering Price	Registration Fee
Common Stock, par value $.01 per share, and participants’ interests in the Henry Schein, Inc. 401(k) Savings Plan	2,000,000 shares and an indeterminate amount of participants’ interests in the plan(2)	$61.075(3)	$122,150,000	$8,709.30
Deferred Compensation Obligations(4)	$15,000,000	100%	$15,000,000	$1,069.50
Total				$9,778.80

(1)	This Registration Statement covers 2,000,000 shares of the Registrant’s common stock that are subject to the Henry Schein, Inc. 401(k) Savings Plan. This Registration Statement also registers such additional shares of common stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.

(2)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of interests to be offered or sold pursuant to the employee benefit plan described herein. Pursuant to Rule 457(h)(2), no separate registration fee is required with respect to the participants’ interests in the plan.

(3)	Estimated for the sole purpose of determining the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, based on the average of the high and low selling prices per share of Common Stock of the Registrant as reported on the Nasdaq Stock Market on December 16, 2010, which was $61.075 per share.

(4)	The Deferred Compensation Obligations are unsecured obligations of Henry Schein, Inc. to pay deferred compensation in the future in accordance with the terms of the Henry Schein, Inc. Deferred Compensation Plan.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents previously filed with the Commission by Henry Schein, Inc., a Delaware corporation (the “Company” or the “Registrant”) and the Henry Schein, Inc. 401(k) Savings Plan (the “Plan”), are incorporated by reference herein:
(a)	The Company’s Annual Report filed on Form 10-K on February 23, 2010 for the fiscal year ended December 26, 2009.
(b)	The Company’s Quarterly Reports filed on Form 10-Q on May 4, 2010, August 2, 2010 and October 29, 2010 for the fiscal quarters ended March 27, 2010, June 26, 2010 and September 25, 2010, respectively.
(c)	The Company’s Current Reports filed on Form 8-K on January 4, 2010, January 25, 2010, May 13, 2010, August 10, 2010 and September 8, 2010.
(d)	The description of the Company’s Common Stock, par value $.01 per share, contained in the Company’s Registration Statement filed on Form 8-A dated October 27, 1995 pursuant to Section 12 of the Securities Exchange Act of 1934.
     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (other than any portion of such filings that are furnished under applicable Commission rules rather than filed, such as Current Reports on Form 8-K furnishing information pursuant to Items 2.02 and 7.01, including any exhibits included with such information), or by the Plan pursuant to section 15(d) of the Securities Exchange Act of 1934, subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of this Registration Statement after the most recent effective date may modify or replace existing statements contained in this Registration Statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.
Item 4. Description of Securities
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     Article TENTH of the Company’s Amended and Restated Certificate of Incorporation provides that the Company shall indemnify and hold harmless, to the fullest extent authorized by the Delaware General Corporation Law, its officers and directors against all expenses, liability and loss actually and reasonably incurred in connection with any civil, criminal, administrative or investigative action, suit or proceeding. The Amended and Restated Certificate of Incorporation also extends indemnification to those serving at the request of the Company as directors, officers, employees or agents of other enterprises.

     In addition, Article NINTH of the Company’s Amended and Restated Certificate of Incorporation provides that no director shall be personally liable for any breach of fiduciary duty. Article NINTH does not eliminate a director’s liability (i) for a breach of his or her duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law for unlawful declarations of dividends or unlawful stock purchases or redemptions, or (iv) for any transactions from which the director derived an improper personal benefit, in respect of which such breach of fiduciary duty occurred.
     Section 145 of the Delaware General Corporation Law permits a corporation to indemnify its directors and officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses.
     Section 102(b)(7) of the Delaware General Corporation Law provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.
     The Company hereby undertakes that it will submit or has submitted the Plan and any amendments thereto to the Internal Revenue Service in a timely manner and has made or will make all changes required by the Internal Revenue Service in order to qualify such Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of the Company (Incorporated by reference to Exhibit 3.1 to our Annual Report on Form 10-K for the fiscal year ended December 30, 2006)

4.2	Amendment dated November 13, 1997 to Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.2 to our Annual Report on Form 10-K for the fiscal year ended December 30, 2006)

4.3	Amendment dated June 19, 1998 to Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.3 to our Registration Statement on Form S-3, Reg. No. 333-59793)

4.4	Amendment dated May 25, 2005 to Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to our Quarterly Report on Form 10-Q for the fiscal quarter ended June 25, 2005)

Exhibit No.	Description

4.5	Amended and Restated By-Laws (Incorporated by reference to Exhibit 3.2 to our Registration Statement on Form S-1, Reg. No. 33-96528)

4.6	Amendment to Amended and Restated By-Laws adopted May 22, 1997 (Incorporated by reference to Exhibit 3.3 to our Registration Statement on Form S-4, Reg. No. 33-36081)

5.1	Opinion of Proskauer Rose LLP

23.1	Consent of BDO USA, LLP (formerly known as BDO Seidman, LLP)

23.2	Consent of Proskauer Rose LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)
Item 9. Undertakings.
     (a) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of this chapter if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
     Provided, however, That:
     (A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8 (§239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, State of New York on this 23rd day of December, 2010.

HENRY SCHEIN, INC.
By:	/s/ Stanley M. Bergman
	Name:	Stanley M. Bergman
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Stanley M. Bergman and Steven Paladino and each of them, acting singly his or her attorney-in-fact and agent, with full power of substitution and resubstitution, for and in such person’s name, place and stead, in the capacities indicated below, to sign a Registration Statement on Form S-8 of Henry Schein, Inc. and any and all amendments (including post-effective amendments) thereto, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might, or could, do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Stanley M. Bergman Stanley M. Bergman	Chairman and Chief Executive Officer (Principal Executive Officer)	December 23, 2010

/s/ Steven Paladino Steven Paladino	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	December 23, 2010

/s/ James P. Breslawski James P. Breslawski	President, Chief Operating Officer and Director	December 23, 2010

/s/ Gerald A. Benjamin Gerald A. Benjamin	Executive Vice President, Chief Administrative Officer and Director	December 23, 2010

/s/ Mark E. Mlotek Mark E. Mlotek	Executive Vice President, Corporate Business Development and Director	December 23, 2010

/s/ Barry J. Alperin Barry J. Alperin	Director	December 23, 2010

/s/ Paul Brons Paul Brons	Director	December 23, 2010

/s/ Donald J. Kabat Donald J. Kabat	Director	December 23, 2010

/s/ Philip A. Laskawy Philip A. Laskawy	Director	December 23, 2010

/s/ Karyn Mashima Karyn Mashima	Director	December 23, 2010

/s/ Norman S. Matthews Norman S. Matthews	Director	December 23, 2010

/s/ Bradley T. Sheares, Ph.D. Bradley T. Sheares, Ph.D.	Director	December 23, 2010

/s/ Dr. Louis W. Sullivan Dr. Louis W. Sullivan	Director	December 23, 2010

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee which has been appointed to administer the Henry Schein, Inc. 401(k) Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, State of New York on this 23rd day of December, 2010.

HENRY SCHEIN, INC. 401(k) SAVINGS PLAN
By:	HENRY SCHEIN, INC.
401(k) SAVINGS PLAN ADMINISTRATIVE
COMMITTEE

By:	/s/ Lorelei McGlynn
	Name:	Lorelei McGlynn
	Title:	Administrative Committee Chair

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of the Company (Incorporated by reference to Exhibit 3.1 to our Annual Report on Form 10-K for the fiscal year ended December 30, 2006)

4.2	Amendment dated November 13, 1997 to Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.2 to our Annual Report on Form 10-K for the fiscal year ended December 30, 2006)

4.3	Amendment dated June 19, 1998 to Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.3 to our Registration Statement on Form S-3, Reg. No. 333-59793)

4.4	Amendment dated May 25, 2005 to Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to our Quarterly Report on Form 10-Q for the fiscal quarter ended June 25, 2005)

4.5	Amended and Restated By-Laws (Incorporated by reference to Exhibit 3.2 to our Registration Statement on Form S-1, Reg. No. 33-96528)

4.6	Amendment to Amended and Restated By-Laws adopted May 22, 1997 (Incorporated by reference to Exhibit 3.3 to our Registration Statement on Form S-4, Reg. No. 33-36081)

5.1	Opinion of Proskauer Rose LLP

23.1	Consent of BDO USA, LLP (formerly known as BDO Seidman, LLP)

23.2	Consent of Proskauer Rose LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)